ESCROW INSTRUCTIONS

These Escrow Instructions are given by Medical Hospitality Group, Inc., a Texas corporation (the “Company”), and ARI Financial Services, Inc. (“Dealer Manager”) to _______, a ______ banking association (“Escrow Bank”).

1.

OFFERING:  The Company desires to offer (the “Offering”) to subscribers, through one or more registered broker-dealers (the “Selling Group”), up to $60,000,000 in the Company’s sole discretion) of the Company’s common shares (“Shares”) in minimum investment amounts of $2,500 as more particularly set forth in the Medical Hospitality Group, Inc. Prospectus, SEC file no. 333-174533, as the same may be supplemented from time to time, a copy of which has been delivered to Escrow Bank (the “Prospectus”).  The Escrow Bank is not a party to the Offering, nor is it bound by the terms of the Prospectus, except as specifically set forth below.

The Dealer Manager intends to sell the Shares as the Company’s agent on a reasonable efforts basis and the Company and the Dealer Manager desire to establish an escrow account in which funds received from subscribers will be deposited during the Offering period. ___________ Bank agrees to serve as Escrow Bank in accordance with the terms and conditions set forth herein.

All members of the Selling Group shall be bound by these Escrow Instructions.  However, for purposes of communications and directives with respect to the Selling Group, the Escrow Bank need only accept those signed by the Dealer Manager.

2.

ESTABLISHMENT OF THE ESCROW:  Escrow Bank will open one (1) interest bearing escrow account (the “Escrow”), and the Company or Dealer Manager will promptly deliver to Escrow Bank for deposit into the Escrow the full amount of each payment received from each subscriber (the “Subscription Price”), together with a list of each subscriber from which funds are being deposited, showing the name, address, and taxpayer identification number of such subscriber, the number of Shares subscribed for, the amount paid therefor, the method of payment (check or wire), and an I.R.S. Form W-9 completed and executed by each subscriber.  Escrow Bank shall have no obligation to accept monies, documents, or instructions from any party other than the Company or, in the case of funds, the Dealer Manager, with respect to the Escrow.  All monies so deposited will be in the form allowed in the Prospectus and made payable to “___________ Bank as Escrow Bank for Medical Hospitality Group, Inc.”  Should any such check be returned to Escrow Bank as uncollectable for any reason, Escrow Bank will charge the amount of such unpaid check to Escrow, notify the Company of the amount of such return check, the name of the subscriber and the reason for return, and hold such check subject to further instructions from the Company.  Escrow Bank will hold all monies and other property in the Escrow free from any lien, claim, or offset, except as set forth herein, and such monies and other property shall not become the property of the Company or any other entity, nor subject to the debts thereof, unless the conditions set forth in these instructions to disbursement of such monies to the Company have been fully satisfied.

3.

INVESTMENT:  All funds will be held by the Escrow Bank in an SEC Rule 15c2-4 compliant Investment Account bearing interest at Escrow Bank’s then applicable rate.  No funds will earn interest until Escrow Bank receives an I.R.S. Form W-9 completed and executed by the Company and the subscriber’s check has been collected in good funds.

4.

CANCELLATION BY THE COMPANY: The Company may reject or cancel any subscription in whole or in part. If the Subscription Price for such rejected or cancelled subscription has been delivered to Escrow Bank, the Company will inform Escrow Bank of the rejection or cancellation, and Escrow Bank upon receiving such notice will refund to the subscriber the Subscription Price. If the Company rejects or cancels any subscription for which the Escrow Bank has not yet collected funds but has submitted the subscriber’s check for collection, the Escrow Bank shall promptly issue a check in the amount of the subscriber’s check to the rejected subscriber after the Escrow Bank has cleared such funds.  If the Escrow Bank has not yet submitted a rejected subscriber’s check for collection, the Escrow Bank shall promptly remit the subscriber’s check directly to the subscriber.

5.

CANCELLATION BY SUBSCRIBERS: All Subscriptions are irrevocable, and no subscriber will have any right to cancel or rescind the subscription, except as described in the Prospectus or otherwise required under the law of any jurisdiction in which the Shares are sold.

6.

CLOSING:

6.1

The Escrow will remain open (and funds deposited therein shall not be disbursed to the Company) until the earliest to occur of the following (the “Closing Date”): (i) Receipt by Escrow Bank of the Subscription Price for at least $1,000,000 of the Shares (the “Minimum Offering Amount”); (ii) 5:00 p.m. on __________________, which date may be extended until 5:00 p.m. on ____________________ upon at least two business days prior notice to the Escrow Bank; or (iii) the date upon which a determination is made by the Company and the Dealer Manager to terminate the Offering prior to the sale of the Minimum Offering Amount.

6.2

If, prior to or upon the Closing Date, Escrow Bank has received the Minimum Offering Amount, Escrow Bank shall transfer by wire transfer or other suitable means all monies, instruments, and other documents in the Escrow to the Company upon receipt of instructions by the Managing Broker Dealer in consultation with the Company as soon as such monies have been collected in good funds. Thereafter, the Escrow will, notwithstanding the terms of Section 6.1, remain effective for the sole purpose of permitting deposits of the Subscription Prices for additional Shares subsequently sold by the Company, which Escrow Bank will disburse funds as instructed by the Company in consultation with the Managing Broker Dealer, provided that in no event shall the Escrow remain open for any reason after Escrow Bank has received and disbursed the Subscription Prices for $40,000,000 of Shares.

6.3

In the event the Escrow Bank does not receive the Minimum Offering Amount prior to the termination of the period set forth in Section 6.1(ii), or if at any time the Company gives notice to Escrow Bank terminating the Offering, the Escrow Bank shall refund to each subscriber the amount received from such subscriber, without interest, and the Escrow Bank shall notify the Company and the Dealer Manager of its distribution of the funds.  After making the refunds to the subscribers described in the preceding sentence, the interest amount in the Escrow shall be disbursed to the Company, so that the Company can calculate and disburse any applicable interest payments to the subscribers.

6.4

In the event a determination is made by the Company and the Dealer Manager pursuant to Section 6.1(iii), Escrow Bank shall refund to each subscriber the amount received from such subscriber without interest and without further notice to the Company.  After making the refunds to the subscribers described in the preceding sentence, any interest remaining in the Escrow shall be disbursed to the Company so that the Company can calculate and disburse any applicable interest payments to the subscribers.  Under no circumstances will Escrow Bank be required to disburse any monies until the check therefor has been collected in good funds.

7.

INSTRUCTIONS AND AMENDMENTS: All notices and instructions to Escrow Bank must be in writing and may be delivered personally or mailed, certified or registered mail, return receipt requested, addressed to ___________ Bank, attn.: ____________________, [address]____________________________________ All such notices and instructions will be deemed given when received by Escrow Bank, as shown on the receipt therefor. All instructions from the Company will be signed by Janelle MacDonald, as Secretary of Medical Hospitality Group, Inc., likewise all instructions from the Managing Broker Dealer will be signed by Brian Candler as President of ARI Financial Services, LLC, the Managing Broker Dealer. Unless otherwise provided herein, these instructions may be amended or further instructions given only to the extent that such amendments or instructions are consistent with, and do not add materially to, the description of the Escrow contained in the Prospectus, unless consented to in writing by all subscribers whose Subscription Prices have been received by Escrow Bank therefore and unless disclosed to all subscribers thereafter.

8.

FEES:  Escrow Bank shall be entitled to an initial, non-refundable, set-up fee of $_______ payable concurrently with its acceptance, and upon opening of this Escrow, plus actual expenses incurred in performing its duties hereunder. The Escrow Bank's fees and expenses will be paid by Medical Hospitality Capital Markets Group, LLC, (the “Sponsor”), which has signed this agreement as evidence of its undertaking.  The Escrow Bank acknowledges and agrees that it may not withhold from any amounts disbursed to the subscribers or to the Company the amount of any earned but unpaid fees and expenses.  Fees will be charged pursuant to the fee schedule attached hereto and incorporated herein by reference.

9.

EXCULPATION:  Escrow Bank will not be liable for:

9.1

The genuineness, sufficiency, correctness as to form, manner of execution, or validity of any instrument deposited in the Escrow, nor the identity, authority, or rights of any person executing the same.

9.2

Any misrepresentation or omission in the Prospectus or any failure to keep or comply with any of the provisions of any agreement, contract, or other instrument referred to therein; or

9.3

The failure of the Company or Dealer Manager to transmit, or any delay in transmitting any subscriber's Subscription Price to Escrow Bank.  Escrow Bank's duties hereunder shall be limited to the safekeeping of monies, instruments, or other documents received by the Escrow Bank into the Escrow, and for the disposition of same in accordance with this Escrow Agreement and any further instructions pursuant to this Escrow Agreement.

10.

INTERPLEADER:  In the event conflicting demands are made or notices served upon Escrow Bank with respect to the Escrow, Escrow Bank shall have the absolute right at its election to do either or both of the following:

10.1

Withhold and stop all further proceedings in, and performance of, this Escrow; or

10.2

File a suit in interpleader and obtain an order from the court requiring the parties to litigate their several claims and rights among themselves.  In the event such interpleader suit is brought, Escrow Bank shall be fully released from any obligation to perform any further duties imposed upon it hereunder, and the Company shall pay Escrow Bank all costs, expenses, and reasonable attorney's fees expended or incurred by Escrow Bank, (or allocable to its in-house counsel), the amount thereof to be fixed and a judgment thereof to be rendered by the court in such suit.

11.

INDEMNITY: The Company further agrees to pay on demand, and to indemnify and hold Escrow Bank harmless from and against, all cost, damages, judgments, reasonable attorney's fees, expenses, obligations, and liabilities of any kind or nature which, in good faith, Escrow Bank may incur or sustain in connection with or arising out of the Escrow, and Escrow Bank is hereby given a lien upon all the rights, titles, and interest of the Company in monies and other property deposited in the Escrow, to protect Escrow Bank's rights and to indemnify and reimburse Escrow Bank under these Escrow Instructions.

12.

RESIGNATION OF ESCROW BANK: Escrow Bank may resign herefrom upon fourteen (14) days' written notice to the Company and shall thereupon be fully released from any obligation to perform any further duties imposed upon it hereunder. Escrow Bank will transfer all files, records and funds relating to the Escrow to any successor escrow bank upon receipt of a copy of executed escrow instructions designating such successor.

13.

FACSIMILE: The Company agrees that Escrow Bank may, but need not, honor and follow instructions, amendments or other orders (“orders”) which shall be provided by electronic transmission (“e-mail”) or by telephone facsimile transmission (“faxed”) to Escrow Bank in connection with this Escrow and may act thereon without further inquiry and regardless of by whom or by what means the actual or purported signature of the Company may have been affixed thereto if such signature in Escrow Bank's sole judgment resembles the signature of the Company. The Company indemnifies and holds Escrow Bank free and harmless from any and all liability, suits, claims, or causes of action which may arise from loss or claim of loss resulting from any forged, improper, wrongful, or unauthorized e-mail or faxed order.  The Company agrees to pay all reasonable attorney fees and cost incurred by Escrow Bank (or allocable to its in-house counsel), in connection with said claim(s).

14.

OTHER:

14.1

Time is of the essence of these and all additional or changed instructions.

14.2

These Escrow Instructions may be executed in counterparts, each of which so executed shall, irrespective of the date of its execution and delivery, be deemed an original, and said counterparts together shall constitute one and the same instrument.

14.3

These Escrow Instructions shall be governed by, and shall be construed according to, the laws of the State of Texas.

14.4

The Company will not make any reference to ________ Bank in connection with the Offering except with respect to its role as Escrow Bank hereunder, and in no event will the Company state or imply the Escrow Bank has investigated or endorsed the Offering in any manner whatsoever.

15.

Important Information About Procedures for Opening a New Account.  To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account.  The Company and the Dealer Manager agree to provide such information and documentation as the Escrow Bank shall require to comply with all applicable laws relating to the identification of account holders and depositors.

[Signatures on following page]

IN WITNESS WHEREOF, The parties have executed these Escrow Instructions as of the date set forth besides such parties’ signature below.

“COMPANY”

MEDICAL HOSPITALITY GROUP, INC., a Texas corporation

(signature)

By:

Billy L. Brown

Its :

CEO

Date:

“SPONSOR”

MEDICAL HOSPITALITY CAPITAL MARKETS GROUP, LLC, a Texas limited liability company

(signature)

By:

Billy L. Brown

Its :

Manager

Date:

“ESCROW BANK”

__________ Bank, a national banking association

(signature)

By:

Its:

Date:

“DEALER MANAGER”

ARI FINANCIAL SERVICES, INC., a Missouri corporation

(signature)

By:

Brian Candler

Its:

President

Date: